Exhibit 10.3

ESPP AMENDMENT

FIRST AMENDMENT TO THE ON ASSIGNMENT, INC. EMPLOYEE STOCK
PURCHASE PLAN,

AS AMENDED AND RESTATED JUNE 18, 2002

Pursuant to the authority reserved to the Board of Directors (the “Board”) of On Assignment, Inc., a Delaware Company (the “Company”), under Section 9.2 of the Company’s Employee Stock Purchase Plan, as Amended and Restated on June 18, 2002 (the “ESPP”), the Board hereby amends the Plan as follows (the “ESPP Amendment”):

1.               The first sentence of Section 1.2 of the ESPP is deleted and replaced in its entirety with the following:

“The aggregate number of shares of Stock authorized to be sold pursuant to Options granted under the plan is 400,000, subject to adjustment as provided in this Section.”

The remainder of Section 1.2 shall not be affected by this amendment.

2.               Section 2.11 of the ESPP is deleted and replaced in its entirety with the following:

“2.11               ‘Employer’ means the Company and all Affiliates that are specified on Schedule A to the Plan and that have adopted the Plan, as such Schedule A may be revised by the Committee from time to time.”

3.               Section 3.1 of the ESPP is deleted and replaced in its entirety with the following:

“3.1                 General Requirements.  Subject to Section 3.2 below, each Employee of each Employer is eligible to participate in the Plan for a given Offering Period if, prior to an applicable Grant Date, (a) such Employee has completed thirty days of continuous employment with one or more Employers, (b) such Employee is in the employ of an Employer on the Grant Date, (c) such Employee completes a valid payroll deduction form authorizing payroll deductions and files it with such Employee’s Employer or such other person as may be designated by the Committee prior to the Grant Date, and (d) such Employee’s customary employment service is for more than twenty hours per week and more than five months per calendar year.

Except as expressly provided in this ESPP Amendment, all terms and conditions of the ESPP and any awards outstanding thereunder shall remain in full force and effect.

IN WITNESS WHEREOF, the Board has caused this ESPP Amendment to be executed by a duly authorized officer of the Company as of the 23rd day of January, 2007.

On Assignment, Inc.

By:	/s/ James Brill
James Brill
Senior Vice President, Finance
Chief Financial Officer
Secretary & Treasurer